Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 27, 2005 relating to the financial statements and financial statement schedules of UAP Holding Corp. and subsidiaries and ConAgra Agricultural Products, appearing in the Annual Report on Form 10-K of UAP Holding Corp. and subsidiaries for the year ended February 27, 2005.

/s/ Deloitte & Touche LLP

April 12, 2006

Denver, Colorado